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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2017, except for the Reverse Stock Split paragraph in Note 16, as to which the date is February 9, 2018, in the Registration Statement (Form S-1) and related Prospectus of Avinger, Inc. dated September 12, 2018 for the registration of 1,083,091 shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California
September 12, 2018

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm